                                                                     Exhibit 3.3
                                                                     -----------

               CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
                                     of the

               SERIES C PARTICIPATING CONVERTIBLE PREFERRED STOCK
                                       of

                             CABLETRON SYSTEMS, INC.

               Pursuant to Section 151 of the General Corporation

                          Law of the State of Delaware

     We, Piyush Patel, Chief Executive Officer, President and Chairman, and Michael D. Myerow, Secretary, of Cabletron Systems, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, in accordance with Section 151 of the Delaware General Corporation Law, certify:

FIRST: The Restated Certificate of Incorporation of the Corporation authorizes the issuance of up to 2,000,000 shares of preferred stock, par value $1.00 per share, in one or more series, with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be stated and expressed in a resolution or resolutions providing for the issuance of any such series adopted by the Board of Directors of the Corporation, pursuant to authority expressly vested in the Board of Directors by the Restated Certificate of Incorporation of the Corporation.

SECOND: The Board of Directors of the Corporation duly adopted the following resolution authorizing the creation of a new series of such preferred stock, to be known as "Series C Convertible Preferred Stock", stating that 50,764 shares of the authorized and unissued preferred stock shall constitute such series, and setting forth a statement of the voting powers, designation, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof as follows:

     BE IT RESOLVED, that the terms of the Series C Convertible Preferred Stock shall be as follows:

1.   Designation of Preferred Stock. The rights, preferences, privileges and
     ------------------------------
restrictions granted to and imposed on the Series C Participating Convertible Preferred Stock, $1.00 par value per share (the "Series C Preferred Stock"), are set forth below. The number of shares of Series C Preferred Stock shall initially be 50,764.

2.   Rank. The Series C Preferred Stock shall rank senior to the Common Stock,
     ----
and senior to any other class or series of capital stock of the Corporation the terms of which do not expressly provide that it ranks on a parity with, or senior to, the Common Stock, (collectively, and together with the Common Stock, the "Junior Stock"), pari passu with any other class or series of capital stock of the Corporation the terms of which expressly provide that it ranks on a parity with the Series C Preferred Stock (collectively, the "Parity Stock"), and junior to any other class or series of capital stock of the Corporation the terms of which expressly provide that it ranks senior to the Series C Preferred Stock, including on the date hereof, the Series A Participating Convertible Preferred Stock, $1.00 par value, and the Series B Participating Convertible Preferred Stock, $1.00 par value, of the Corporation (collectively, the "Senior Stock"), in each case as to receipt of amounts distributable upon any liquidation, dissolution or winding up of the Corporation (a "Liquidation"). Nothing in this Certificate shall prevent or otherwise affect the declaration or payment of any dividend or distribution on the Senior Stock, the Parity Stock or the Junior Stock or any other class or series of capital stock of the Corporation outstanding from time to time, including a Liquidation.

3.   Dividends. Each holder of Series C Preferred Stock shall be entitled to
     ---------
participate in cash distributions that do not constitute Extraordinary Distributions declared and paid by the Corporation to the same extent as the holders of Common Stock. Each share of Series C Preferred Stock shall be entitled to receive such distribution at a rate per share equal to the product of the dividend declared on each share of Common Stock and the Applicable Conversion Rate (as defined in Section 6.2 hereof). In the event that the Corporation makes an Extraordinary Distribution to the holders of Common Stock, then the holders of the Series C Preferred Stock shall not be entitled to participate in any such distribution.

4.   Liquidation, Dissolution or Winding Up.

     4.1. Liquidation Preference. In the event of any Liquidation, either
          ----------------------
voluntary or involuntary, distributions to the holders of the Series C Preferred Stock shall be made in the following manner:

          (a) Each holder of Series C Preferred Stock shall be entitled to receive, after distribution of any of the assets of the Corporation to the holders of any Senior Stock, pro rata with any shares of Parity Stock (in proportion to their respective liquidation preferences) and prior and in preference to any distribution of any of the assets of the Corporation to the holders of any shares of Junior Stock, by reason of their ownership of such stock, an amount per share of Series C Preferred Stock held by such holder (the "Liquidation Amount") equal to the greater of (i) the Preference Amount and (ii) the amount such holder would be entitled to receive with respect to the Liquidation if such share had been converted immediately prior to the effectiveness of the Liquidation into shares of Common Stock pursuant to the provisions of Section 6 hereof; provided, that in the event of any Liquidation prior to the first to occur of (A) an Enterasys Spinoff, (B) an Enterasys Transaction and (C) the second anniversary of the Issue Date, then the Liquidation Amount shall be equal to the greater of (1) the Preference Amount, (2) the amount such holder would be entitled to receive with respect to the Liquidation if such share had been converted immediately prior to the effectiveness of the Liquidation into shares of Common Stock pursuant to the provisions of
     Section 6 hereof, and (3) the amount such holder would be entitled to receive with respect to the Liquidation if such share had been converted immediately prior to the effectiveness of the Liquidation into shares of Common Stock pursuant to the provisions of Section 6 hereof, but without taking into account the provisions of Section 6.3(b) hereof. If after distribution of any of the assets of the Corporation to the holders of any shares of Senior Stock, the assets of the Corporation shall be insufficient to permit the payment in full to the holders of the Series C Preferred Stock of the full Liquidation Amount and the payment in full to the holders of any shares of Parity Stock of the liquidation preference applicable to such Parity Stock, then the entire remaining assets of the Corporation legally available for distribution shall be distributed ratably among the holders of Series C Preferred Stock and Parity Stock, to the exclusion of any Junior Stock, in accordance with the respective amounts which would be payable in respect of the shares held by each of them upon such distribution if all amounts payable on or in respect of such shares were paid in full.

          (b) After payment has been made to the holders of Series C Preferred Stock of the full amount to which they are entitled pursuant to Section 4.1(a), the holders of Series C Preferred Stock shall not be entitled to any further distributions of the assets of the Corporation with respect to the Liquidation.

          (c) The Corporation shall give written notice of a Liquidation to each holder of record of Preferred Stock at least 30 days prior to the date for payment or distribution to stockholders stated in the Corporation's notice.

     4.2. Corporate Change. A Corporate Change shall not be deemed a Liquidation
          ----------------
for purposes of this Section 4.

     4.3. Distributions Other Than Cash. Whenever any distribution provided for
          -----------------------------
in this Section 4 shall be payable in property other than cash, the value of such distribution shall be the Current Market Price of such property as of the record date for holders entitled to participate in the Liquidation.

5.   Voting Rights; Amendments.

     5.1. Voting Rights. Except as otherwise required by law, the holders of
          -------------
Series C Preferred Stock shall vote together with the holders of Common Stock (and any other shares of the Corporation's capital stock which, by their terms, are entitled to vote together with the Common Stock as a single class) as a single class on any matter submitted to the holders of Common Stock. Each holder of Series C Preferred Stock shall have, on any matter submitted to the holders of Common Stock, the number of votes in respect of its shares of Series C Preferred Stock equal to the product of the number of shares of Series C Preferred Stock held by such holder and the Applicable Conversion Rate on the record date for holders entitled to participate in such vote. Record holders of Series C Preferred Stock shall be entitled to notice of any stockholders' meeting or solicitation of stockholders' consents to the same extent as the holders of Common Stock.

     5.2. Amendments. The Corporation shall not amend or restate this
          ----------
Certificate of Designation or any other provision of its Certificate of Incorporation (other than insofar as any such amendment or restatement applies to Section 1) in any manner that adversely affects the powers, preferences and rights of the Series C Preferred Stock without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series C Preferred Stock.

6.   Conversion Rights. The holders of Series C Preferred Stock shall have the
     -----------------
following rights with respect to the conversion of the Series C Preferred Stock into shares of Common Stock:

     6.1. General. Subject to and in compliance with the provisions of this
          -------
Section 6, shares of Series C Preferred Stock may, at the option of the holder thereof, be converted at any time from and after the earlier to occur of: (a) an Enterasys Spinoff that occurs on or after the first anniversary of the Issue Date, (b) an Enterasys Transaction or (c) the second anniversary of the Issue Date, into the number of validly issued, fully-paid and non-assessable shares of Common Stock equal to the product obtained by multiplying the Applicable Conversion Rate (determined as provided in Section 6.2) by the number of shares of Series C Preferred Stock held by such holder being converted; provided, that if the Corporation shall determine to establish a record date with respect to an Enterasys Spinoff prior to the first anniversary of the Issue Date, then shares of the Series C Preferred Stock may, at the option of the holder thereof, be converted immediately prior to such Enterasys Spinoff, into the number of validly issued, fully-paid and non-assessable shares of Common Stock equal to the product obtained by multiplying the Applicable Conversion Rate by the number of shares of Series C Preferred Stock held by such holder being converted.

     6.2. Applicable Conversion Rate. The conversion rate in effect at any time
          --------------------------
for shares of the Series C Preferred Stock to be converted (the "Applicable Conversion Rate") shall initially be 10, subject to adjustment as provided in
Section 6.3; provided, however, that other than an adjustment of the Applicable Conversion Rate pursuant to Section 6.3(a), the Applicable Conversion Rate shall never be adjusted to exceed 65.

     6.3. Adjustments to Applicable Conversion Rate.
          -------------------------------------------

          (a)  Stock Dividends, Stock Splits, Combinations, Etc. In the event at
               ------------------------------------------------
     any time of (i) a subdivision (by a stock split, stock dividend, recapitalization or otherwise) by the Corporation of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (ii) a combination (by a reverse stock split or otherwise) of the Corporation of outstanding shares of Common Stock into a smaller number of shares of Common Stock (any of the foregoing being referred to as an "Extraordinary Common Stock Event"), the Applicable Conversion Rate of the Series C Preferred Stock shall, effective as of the time such Extraordinary Common Stock Event becomes effective, be adjusted to equal the product of (A) the Applicable Conversion Rate for such series in effect immediately prior to the effectiveness of such Extraordinary Common Stock Event, multiplied by
                                                                 ----------
     (B) a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after the effectiveness of such Extraordinary Common Stock Event, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event.

          (b)  Enterasys Spinoff; Enterasys Transaction.
               ----------------------------------------

               (i) Subsequent to either an Enterasys Spinoff or an Enterasys Transaction (whichever occurs first) that occurs prior to the second anniversary of the Issue Date, then the Applicable Conversion Rate shall, as of the time such Enterasys Spinoff or Enterasys Transaction becomes effective, be adjusted to equal the quotient of (A).9 multiplied by 1,096,848, adjusted for stock splits, stock dividends,
          ----------
          recapitalizations, extraordinary distributions and other similar events with respect to the capital stock of Enterasys multiplied by
                                                                ----------
          the Market Price of the Enterasys capital stock distributed in the Enterasys Spinoff or Enterasys Transaction, as applicable, determined as of the close of business on the first trading day after the Enterasys Spinoff or Enterasys Transaction, as applicable, divided by
                                                                     -------
          (B) the Market Price of Common Stock as of the close of business on such trading day multiplied by 50,000.
                           ----------

               (ii) If the Corporation shall determine to establish a record date for an Enterasys Spinoff prior to the first anniversary of the Issue Date, then the Applicable Conversion Rate shall, as of such record date, be adjusted to equal the quotient of (A) 1,096,848, adjusted for stock splits, stock dividends, recapitalizations, extraordinary distributions and other similar events with respect to the capital stock of Enterasys, multiplied by the Market Price of
                                          ----------
          Enterasys capital stock, determined as of the close of business on such record date, divided by (B) the Market Price of Common Stock as
                            -------
          of the close of business on such record date multiplied by 50,000.
                                                       ----------

               (iii) If neither an Enterasys Spinoff nor an Enterasys Transaction shall have occurred on or prior to the second anniversary of the Issue Date, or in the case of a Liquidation, prior to the date of the Liquidation, then the Applicable Conversion Rate shall, as of the second anniversary of the Issue Date, be adjusted to equal (A) 1,096,848, adjusted for stock splits, stock dividends, recapitalization, extraordinary distributions and other similar events with respect to the capital stock of Enterasys, multiplied by the
                                                          ----------
          Market Price of Enterasys capital stock, determined as of the second anniversary of the Issue Date, divided by (B) the Market Price of
                                         -------
          Common Stock as of the close of business on such date multiplied by
                                                                ----------
          50,000.


               (iv) The Applicable Conversion Rate shall only be adjusted once pursuant to this Section 6.3(b).

     6.4. Corporate Change. Prior to the consummation of any Corporate Change,
          ----------------
the Corporation shall make appropriate provisions to ensure that each holder of Series C Preferred Stock shall have the right to receive, upon conversion of the holder's Series C Preferred Stock into shares of Common Stock, in lieu of the shares of Common Stock that the holder otherwise would have been entitled to receive upon conversion, the stock, securities or assets that the holder would have received in connection with the Corporate Change if the holder had converted the holder's Series C Preferred Stock immediately prior to the close of business on the record date for holders of Common Stock entitled to receive the stock, securities or assets delivered to such holders as a result of the Corporate Change (assuming such holder failed to exercise any rights of election and received per share the kind and amount of consideration receivable per share by a plurality of the non-electing shares of Common Stock). The Corporation shall not effect any Corporate Change unless, prior to the consummation of the Corporate Change, the successor corporation (if other than the Corporation) or the purchasing corporation assumes by written instrument the obligation to deliver to each holder of Series C Preferred Stock such shares of stock, securities or assets that the holder is entitled to receive in accordance with this Section 6.4. In the event of a Corporate Change prior to the first to occur of (a) an Enterasys Spinoff, (b) an Enterasys Transaction or (c) the second anniversary of the Issue Date, then the Applicable Conversion Rate shall be adjusted to equal the greater of (i) 10, subject to adjustment pursuant to Section 6.3(a) and (ii) 1,096,848, adjusted for stock splits, stock dividends, recapitalizations, extraordinary distributions and other similar events with respect to the capital stock of Enterasys, multiplied by the Market Price of Enterasys capital stock, determined
           ----------
as of the effective date of such Corporate Change, divided by the Market Price
                                                   -------
of Common Stock as of the close of business on such date multiplied by 50,000.
                                                         ----------

     6.5. Conversion Procedure.
          --------------------

          (a) Subject to the provisions of any escrow agreement related to the shares of Series C Preferred Stock, in order to exercise its conversion rights pursuant to this Section 6, a holder of Series C Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office or, if the Corporation has appointed an agent and provided the holders of Series C Preferred Stock notice thereof, at the office of the agent designated by the Corporation for such purpose, together with written notice (a "Conversion Notice") to the Corporation that such holder elects to convert such shares, or if fewer than all the shares represented by a single share certificate are to be converted, the number of shares represented thereby to be converted. The certificate or certificates for shares of Series C Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank.

          (b) Each conversion of Series C Preferred Stock shall be deemed to have been effected as of the close of business on the effective date of such conversion as specified in the Conversion Notice (the "Conversion Date"); provided, however, that the Conversion Date shall not be a date earlier than the
--------  -------
date such Conversion Notice is received by the Corporation (or its designated agent), and if such Conversion Notice does not specify a conversion date, the Conversion Date shall be deemed to be the date such Conversion Notice is received by the Corporation (or its designated agent). On the Conversion Date, the rights as a holder of the Series C Preferred Stock to be converted shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

          (c) Promptly after the Conversion Date (and in any event within two Business Days), the Corporation shall deliver to the converting holder at the address set forth in the conversion notice (i) a certificate or certificates representing, in the aggregate, the number of shares of Common Stock issued upon such conversion, in the same name or names as the certificates representing the converted shares or in such other name or names as the converting holder shall specify (subject to any applicable legal, contractual or other restrictions on transfer) and in such denomination or denominations as the converting holder shall specify and a check for cash with respect to any fractional interest in a share of Common Stock as provided in
Section 6.6, and (ii) a certificate representing any shares of Series C Preferred Stock that were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but that were not converted.

          (d) The issuance of certificates for shares of Common Stock upon the conversion of Series C Preferred Stock shall be made without charge to the holder of such Series C Preferred Stock for any issuance tax in respect thereof if issued in the name of such holder, and otherwise any certificates shall not be issued until payment of any applicable transfer tax has been made by such holder.

     6.6. Cash in Lieu of Fractional Shares. No fractional share of Common Stock
          ---------------------------------
or scrip representing a fractional share shall be issued upon the conversion of any shares of Series C Preferred Stock, provided, that if more than one share of
                                        --------
Series C Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series C Preferred Stock so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any shares of Series C Preferred Stock, the Corporation shall pay to the holder of the converted shares of Series C Preferred Stock cash in respect of any such fractional share of Common Stock in an amount equal to the same fraction of the Current Market Price per share of Common Stock on the Conversion Date.

     6.7. Listing of Common Stock. If, and so long as, any Common Stock into
          -----------------------
which the shares of Series C Preferred Stock are then convertible is listed or admitted to trading on any national securities exchange or designated as a National Market Security by the NASD, the Corporation will, at its expense, list and have admitted to trading, and keep listed and admitted to trading (as applicable), on each such exchange, upon official notice of issuance, all shares of Common Stock issuable upon conversion of the Series C Preferred Stock.

     6.8. Valid Issuance. All shares of Common Stock which may be issued upon
          --------------
conversion of the shares of Series C Preferred Stock shall upon issuance by the Corporation be duly and validly issued, fully paid and nonassessable and shall not be issued in violation of any preemptive rights arising under law or contract, and the Corporation shall take no action which will cause a contrary result (including without limitation, any action which would cause the Applicable Conversion Rate to be less than the par value, if any, of the Common Stock).

7.   Redemptions
     -----------

     7.1. Redemptions at Holder's Option. The Corporation shall give each holder
          ------------------------------
of Series C Preferred Stock not less than thirty (30) days notice of its intention to either conduct an Enterasys Spinoff or consummate an Enterasys Transaction, and advising such holder of its conversion rights under Section 6 and its redemption rights under this Section
7. Each holder of Series C Preferred Stock shall have fifteen (15) days from the date of the notice to deliver a notice to the Escrow Agent, (as defined in
Section 10 hereof) of its intention to require the Corporation to redeem all (but not less than all) of such holder's Series C Preferred Stock at a redemption price per share of Series C Preferred Stock payable in shares of Enterasys stock equal to1,096,848, adjusted for stock splits, stock dividends, recapitalizations, extraordinary distributions and other similar events with respect to the capital stock of Enterasys, divided by 50,000; provided that a
                                           -------
holder of Series C Preferred Stock shall not be permitted to exercise this redemption right in respect of an Enterasys Spinoff prior to the first anniversary of the Issue Date. Following the receipt of any such notice, (a) in the case of an Enterasys Spinoff, the Corporation shall pay such redemption price upon consummation of the Enterasys Spinoff and (b) in the case of an Enterasys Transaction, the Corporation shall pay such redemption price on an after-tax basis in securities or assets of the surviving corporation immediately following such Enterasys Transaction.

     7.2. Payment of Redemption Price. For each share of Series C Preferred
          ---------------------------
Stock which is to be redeemed pursuant to Section 7.1 in connection with an Enterasys Spinoff, the Corporation shall be obligated on the redemption date to pay to the holder, upon the holder's surrender at the Corporation's principal office of the certificate(s) representing the shares of Series C Preferred Stock to be redeemed, the full redemption price of the shares of Series C Preferred Stock in shares of Enterasys stock. For each share of Series C Preferred Stock which is to be redeemed pursuant to Section 7.1 in connection with an Enterasys Transaction, the Corporation shall be obligated on the redemption date to pay the holder, upon the holder's surrender at the Corporation's principal office of the certificate(s) representing the shares of Series C Preferred Stock to be redeemed, the full redemption price of the shares of Series C Preferred Stock in the securities or assets of the surviving corporation following such Enterasys Transaction.

     7.3. Termination of Redemption Rights. The redemption right granted
          --------------------------------
pursuant to Section 7.1 shall terminate following the earliest to occur of: (a) the Enterasys Spinoff, an Enterasys Transaction or (c) the second anniversary of the Issue Date. The Corporation shall give each holder of Series C Preferred Stock not less than thirty (30) days notice of the termination of the redemption right granted pursuant to Section 7.1.

8.   Capital Stock.
     -------------

     8.1. No Reissuance of Series C Preferred Stock. No share or shares of
          -----------------------------------------
Series C Preferred Stock acquired by the Corporation by reason of purchase, redemption, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series C Preferred Stock accordingly.

     8.2. Reservation of Stock. The Corporation shall at all times reserve and
          --------------------
keep available out of its authorized but unissued shares of Common Stock (or out of its authorized shares of Common Stock held in the treasury of the Corporation), for the purpose of effecting the conversion of the Series C Preferred Stock, the full number of shares of Common Stock then issuable upon conversion pursuant to Section 6 of all outstanding shares of Series C Preferred Stock. The Corporation shall at all times reserve and keep available out of the authorized but unissued shares of Enterasys stock (or out of the shares of Enterasys stock held by the corporation) for the purpose of effecting the redemption of the Series C Preferred Stock, the full number of shares of Enterasys stock then issuable upon redemption pursuant to
Section 7 of all outstanding shares of Series C Preferred Stock.

9.   Covenants of the Corporation.
     ----------------------------

     9.1. No Dilution. The Corporation agrees not to, and to cause its operating
          -----------
subsidiaries not to, purchase, redeem or otherwise acquire any capital stock of Enterasys for less than the fair value of such capital stock, which value shall be as reasonably determined in good faith by the Board of Directors of the Corporation, in its sole discretion.

     9.2. Registration of Enterasys Stock. If required under the federal
          -------------------------------
securities laws, the Corporation agrees to take such steps as are necessary to register any shares of Enterasys capital stock required to be registered and payable to the holders of Series C Preferred Stock in connection with the exercise of such holders' redemption rights following an Enterasys Spinoff.

10.  Registration of Transfer. Prior to the thirty (30) month anniversary of the
     ------------------------
Issue Date all shares of Series C Preferred Stock shall be held by State Street Bank & Trust, as Escrow Agent (the "Escrow Agent"), and shall be subject to the provisions of any escrow agreement with the Escrow Agent related to the shares of Series C Preferred Stock. Following any conversion pursuant to Section 6 or redemption pursuant to Section 7, any shares of Common Stock or Enterasys stock, as applicable, shall be released by the Escrow Agent. The Corporation shall keep at its principal office a register for the registration of shares of Series C Preferred Stock. Upon the surrender of any certificate representing Series C Preferred Stock at the Corporation's principal office accompanied by proper assignment thereof to the Corporation or in blank, the Corporation shall, at the request of the record holder of the certificate, execute and deliver a new certificate or certificates in exchange representing in the aggregate the number of shares of Series C Preferred Stock represented by the surrendered certificate. Each new certificate shall be registered in the name and represent the number of shares of Series C Preferred Stock requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. Any transfer of Series C Preferred Stock shall be subject to any applicable legal, contractual or other restrictions on transfer and the payment of any applicable transfer taxes by the transferring holder.

11.  Replacement. Upon receipt of evidence reasonably satisfactory to the
     -----------
Corporation of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series C Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity and a surety bond satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender of the mutilated certificate, the Corporation shall execute and deliver in replacement a new certificate of like kind representing the number of shares of Series C

Preferred Stock represented by the lost, stolen, destroyed or mutilated certificate and dated the date of the lost, stolen, destroyed or mutilated certificate.

12.  Definitions.
     -----------

     12.1. "Business Day" means any day other than a Saturday or Sunday or a day on which commercial banking institutions in Boston, Massachusetts or New York, New York are authorized by law to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

     12.2. "Corporate Change" shall mean any capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Corporation's assets to another Person which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon a subsequent liquidation of the Corporation) securities or assets in respect of or in exchange for Common Stock.

     12.3. "Current Market Price" shall mean on any date specified herein (a) with respect to any securities, the average daily Market Price during the period of the most recent 10 trading days, ending on such date, except that if such securities are not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Current Market Price shall be the Market Price on such date, and (b) with respect to any property other than securities, the fair value thereof on such date as reasonably determined in good faith by the Board of Directors of the Corporation as of the date on which the determination is to be made; provided, however, that a holder
                                               --------  -------
of Series C Preferred Stock shall have no right to object to such determination unless such holder submits an objection in good faith to the Board of Directors within 10 days of notice thereof.

     12.4. "Enterasys" shall mean Enterasys Networks, Inc., a Delaware corporation.

     12.5. "Enterasys Spinoff" shall mean the distribution (by way of dividend, exchange, issuance or other similar transaction) of fifty-one percent (51%) or more of the common stock of Enterasys to the stockholders of the Corporation.

     12.6. "Enterasys Transaction" shall mean a sale, other disposition, consolidation, merger or reorganization of Enterasys (other than an Enterasys Spinoff), pursuant to which the Corporation no longer directly or indirectly controls Enterasys.

     12.7. "Extraordinary Distribution" shall mean any dividend or distribution (including, without limitation, any distribution of cash, stock or other securities or property, by way of dividend, spinoff, reclassification, recapitalization or similar corporate rearrangement or otherwise) on the Common Stock, other than (A) in a transaction giving rise to an adjustment under
Section 6.3(a), (B) an Enterasys Spinoff, (C) an Enterasys Transaction, (D) the payment of an ordinary cash dividend or (E) the purchase or repurchase by the Corporation of any shares of Common Stock.

     12.8. "Issue Date" shall mean the date on which the shares of Series C Preferred Stock are originally issued.

     12.9. "Market Price" shall mean on any date specified herein with respect to securities issued by any Person, the amount per share or other applicable unit of such securities equal to (a) the last sale price of such securities, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which such securities are then listed or admitted to trading; or (b) if such securities are not then listed or admitted to trading on any national securities exchange but are designated as a national market system security by the NASD, the last trading price of such securities on such date, or (c) if there shall have been no trading on such date or if such securities are not so designated, the average of the closing bid and asked prices of such securities on such date as shown by the NASD automated quotation system, or (d) if such securities are not then listed or admitted to trading on any national exchange or quoted in the over-the-counter market, the fair value thereof on such date as reasonably determined in good faith by the Board of Directors of the Corporation as of the date as of which the determination is to be made; provided, however, that the
                                                  --------  -------
holders of the Series C Preferred Stock shall have no right to object to such determination unless such holder submits an objection in good faith to the Board of Directors within 10 days of notice thereof; and provided, further, however,
                                                   --------  -------  -------
that if holders representing a majority in interest of the issued and outstanding shares of Series C Preferred Stock object to any such determination of the fair value of Enterasys capital stock, then the Corporation shall retain a nationally recognized investment banking firm that has had no material relationships with the Corporation or the holders representing a majority in interest of the issued and outstanding Series C Preferred Stock during the preceding one-year period (unless they shall at the time mutually agree to select an investment bank having such relationships) to conduct an appraisal of the fair value of Enterasys capital stock.

     12.10. "NASD" shall mean the National Association of Securities Dealers,
Inc.

     12.11. "Person" shall mean an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or other entity.

     12.12. "Preference Amount" shall mean with respect to each share of Series C Preferred Stock, $1.00.

                     [This space intentionally left blank.]

     CABLETRON SYSTEMS, INC. has caused this Certificate of Designation to be signed by Piyush Patel, its Chairman, and attested by Michael D. Myerow, its Secretary, this 31/st/ day of January, 2001.



                                                     /s/ Piyush Patel
                                                     ---------------------------
                                                     Chairman

ATTEST:

/s/ Michael Myerow
------------------------------
Secretary